                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FIRST COMMUNITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           FIRST COMMUNITY CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1997

         The Annual Meeting of Shareholders (the "Meeting") of First Community Corporation (the "Company") will be held at Golden Hills Golf and Country Club, 100 Scotland Drive, Lexington, South Carolina 29072 on APRIL 16, 1997, at 10:00 A.M. for the following purposes:

         1.       To elect five members to the Board of Directors;

         2. To consider such other matters as properly may come before the Meeting or any adjournment of the Meeting.

         Only holders of record of the Company's Common Stock at the close of business on March 3, 1997, will be entitled to notice of and to vote at the Meeting. The stock transfer books will remain open.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. This will assist us in preparing for the Meeting.

         All shareholders are cordially invited to attend the Meeting.


                                    By Order of the Board of Directors:



                                    ------------------------------
                                    James C. Leventis
                                    Chairman of the Board

March 17, 1997



         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                           FIRST COMMUNITY CORPORATION
                              5455 SUNSET BOULEVARD
                         LEXINGTON, SOUTH CAROLINA 29072


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of First Community Corporation (the "Company"), the holding company for First Community Bank, N.A. (the "Bank"), to be held on April 16, 1997, at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in this Proxy Statement. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The principal executive offices of the Company are located at 5455 Sunset Boulevard, Lexington, South Carolina 29072. This Proxy Statement and the accompanying Form of Proxy were first mailed to shareholders on or about March 13, 1997.


                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

         The Company has fixed March 3, 1997, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its Common Stock, par value $1.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 688,077 shares of Common Stock of the Company with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

         All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS", "FOR" of any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A shareholder may elect to attend the Meeting and vote in person even if he or she has a proxy outstanding.

         Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.


                                  SOLICITATION

         The costs of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and regular employees of the Company or the Bank, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail.

                              ELECTION OF DIRECTORS

         The Articles and Bylaws divide the Board of Directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected at each annual meeting of shareholders. The current Class I directors are Michael C. Crapps, Richard K. Bogan, M.D., Angelo L. Tsiantis, George H. Fann, Jr., D.D.S., Hinton
G. Davis, and Anita B. Easter. The current Class II directors are Robert G. Clawson, Thomas C. Brown, Broadus Thompson, O.A. Etheridge, D.M.D., Mitchell M. Willoughby, and W. James Kitchens, Jr. The current Class III directors are James
C. Leventis, William A. Jordan, William L. Boyd III, Loretta R. Whitehead, and Chimin J. Chao.

         The current terms of the Class III directors will expire at the Meeting. Each of the five current Class III directors has been nominated for reelection and will stand for election at the Meeting for a three-year term. The terms of the Class I directors will expire at the 1998 Annual Shareholders' Meeting and the terms of the Class II directors will expire at the 1999 Annual Shareholders' Meeting.

         The persons named as proxies in the accompanying proxy intend to vote FOR the election of the nominees identified below to serve for a three-year term, expiring at the 2000 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as the Company's existing Board of Directors may recommend.

         The directors will be elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The table below sets forth certain information about the nominees, including each nominee's age, position with the Company, and position with the Bank. All of the nominees are currently serving as directors of the Company and the Bank and are nominated as Class III directors of the Company.

Name                                      Age        Position with the Company            Position with the Bank
----                                      ---        -------------------------            ----------------------
William L. Boyd, III                      71                  Director                           Director
Chimin J. Chao                            41                  Director                           Director
William A. Jordan                         41                  Director                           Director
James C. Leventis                         58         Director, Chairman of the       Director, Chairman of the Board
                                                               Board
Loretta R. Whitehead                      54                  Director                           Director

         WILLIAM L. BOYD, III was born in Richmond, Virginia in 1924 and has lived in Columbia, South Carolina since 1926. He served as manager of Standard Parts Company, a division of Genuine Parts Company, from 1948 to 1975 and bought the Columbia, Camden, and Lexington branches of the business in 1975, operating it for a period of time under the name of NAPA Auto Parts. He sold the business back to Genuine Parts in 1985 and resumed his job as manager until his retirement in 1987. Mr. Boyd is a private investor, and a co-owner of Rainbow Plantation, L.C. He attended the University of Virginia and the University of South Carolina.

         CHIMIN J. CHAO was born in Taiwan in 1955 and is now a United States citizen residing in Lexington, South Carolina. He has been president of Chao and Associates, Inc. in West Columbia, South Carolina, an engineering firm, since 1987. Mr. Chao is a member of the American Society of Engineers and the National Society of Professional Engineers. He received a M.S. degree in Structural Engineering at the University of South Carolina and holds a Professional Engineer License in South Carolina.

         WILLIAM A. JORDAN graduated from Clemson University in 1977 with an R.P.A. degree in Resource Management and received a J.D. degree from the University of South Carolina in 1983. He is presently a partner and co-founder of Nelson & Jordan, P.A. in Greenville where he serves as Vice President and Secretary. He is also a board member of City Year, a civic organization.

         JAMES. C. LEVENTIS was born in Columbia, South Carolina in 1938, and received a J.D. degree and a B.S. degree in Business Administration from the University of South Carolina. Mr. Leventis has served as Chairman of the Board of the Company since its inception. He served as a commercial lending officer with First National City Bank of New York from 1964 to 1968. From 1968 to 1974, he served as the vice-president and general manager of Genway Corp., a nationwide leasing system of General Motors dealers. From 1985 to 1988 he was President and Chairman of Republic National Bank in Columbia. Mr. Leventis is also past Vice Chairman of the School Board of Richland District I, a past member and former chairman of the Richland County Council and Central Midlands Regional Planning Council, past president of the Columbia Rotary Club and past president of the Alumni Association of the University of South Carolina. He also serves as president of the Parish Council, Holy Trinity Orthodox Church. He is currently a partner in the firm of Rogers, Townsend and Thomas, P.A.

         LORETTA R. WHITEHEAD is a real estate agent for RE/MAX Real Estate Services in Columbia, South Carolina and obtained a South Carolina real estate license in 1981. She taught full-time from 1964 through 1968 after receiving a B.A. degree in English and Elementary Education from Columbia College in 1963.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FIVE NOMINEES NAMED ABOVE.


       OTHER DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The following table sets forth the name of each director whose term is not expiring at the annual meeting and each executive officer of the Company and the Bank, his or her age, positions held, and a brief description of his or her principal occupation and business experience for the preceding five years. Each of the directors has been a director of the Company and the Bank since their formation.


Name                                      Age        Position with the Company            Position with the Bank
----                                      ---        -------------------------            ----------------------
Richard K. Bogan, M.D.                    50                  Director                           Director
Thomas C. Brown                           38                  Director                           Director
Robert G. Clawson                         81                  Director                           Director
Michael C. Crapps                         38          Director, President, and           Director, President, and
                                                      Chief Executive Officer            Chief Executive Officer
Hinton G. Davis                           59                  Director                           Director
Anita B. Easter                           52                  Director                           Director
O. A. Ethridge, D.M.D.                    53                  Director                           Director
George H. Fann, Jr., D.M.D.               52                  Director                           Director
W. James Kitchens, Jr.                    35                  Director                           Director
Broadus Thompson                          63                  Director                           Director
Angelo L. Tsiantis                        66                  Director                           Director
Mitchell M. Willoughby                    49                  Director                           Director
David K. Proctor                          40        Senior Vice President/Senior       Senior Vice President/Senior
                                                           Credit officer                     Credit Officer
Joseph G. Sawyer                          46        Senior Vice President/Chief        Senior Vice President/Chief
                                                         Financial Officer                  Financial Officer
Kay B. Stewart                            39                                         Vice President/Support Services
                                                                                           and Human Resources

         RICHARD K. BOGAN was born in Spartanburg, South Carolina in 1945, and now lives in Columbia, South Carolina, where he has been practicing medicine since 1978. He graduated with a B.S. degree from Wofford College in Spartanburg in 1966 and earned an M.D. degree from the Medical College of South Carolina in Charleston in 1970. Dr. Bogan started the Pulmonary Associates of Carolina in 1978, which has since grown to five physicians. Dr. Bogan has been president of Bogan Consulting, Inc., a medical consulting company, since December 1992 and holds memberships in numerous medical organizations. He has done consulting work for managed care organizations and hospitals and has served as Medical Director of Quality Assurance.

         THOMAS C. BROWN is the president and owner of T.C.B. Enterprises of South Carolina, Inc., a restaurant business based in Myrtle Beach. An Elder of First Presbyterian Church in Myrtle Beach, Mr. Brown is also a member of the Chicora Rotary Club of Myrtle Beach, the Myrtle Beach Area Hospitality Association, and the Myrtle Beach Chamber of Commerce. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering. He was born in Columbia, South Carolina in 1958.

         ROBERT G. CLAWSON began his banking career in 1939 as a bookkeeper/teller at The Bank of Yancyville, Yancyville, North Carolina. He joined The Bank of Hartsville in 1947, serving as President and Chief Executive Officer from 1961 until his retirement in 1981. He continued to serve as a director until 1987 when the bank was merged into NCNB, now NationsBank. He continued as an advisory director until 1989, completing fifty years of banking in South Carolina, for which Mr. Clawson was awarded the South Carolina Bankers Association Fifty Year Cup. Mr. Clawson also served on the board of directors of Republic National Bank from 1989 until the bank was sold in 1994.

         MICHAEL C. CRAPPS was born in 1958 and is a life-long resident of Lexington, South Carolina. He received a B.S. degree in Economics in 1980 from Clemson University and an M.B.A. degree from the University of South Carolina in 1984. In 1985 Mr. Crapps accepted a position at Republic National Bank in Columbia and became president, chief executive officer, and a director of that bank in 1993. Mr. Crapps has been responsible for all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. Mr. Crapps is also a graduate of the LSU Banking School of the South. Mr. Crapps presently serves on the board of directors of the American Cancer Society, the Greater Columbia Community Relations Council and the Saluda Shoals Park Foundation. He has been active in fund raising efforts on behalf of the YMCA of the Midlands and the Boy Scouts. He is also a member of the Lexington Rotary Club.

         HINTON G. DAVIS is the founder and Chief Executive Officer of Capital City Insurance Company, Inc. and Davis Garvin Agency, Inc., an insurance company and insurance agency, respectively. Since founding these companies in 1981, Mr. Davis has worked as chief executive officer and primary owner of three related insurance businesses: Southeastern Claims Services, Inc., Capital E & S Brokers, and Charter Premium Audits. Mr. Davis is a member of the South Carolina Chamber of Commerce, the Greater Columbia Chamber of Commerce, and the Better Business Bureau. Mr. Davis has resided in Columbia for twenty-three years and holds a B.B.A. degree in Insurance from the University of Georgia.

         ANITA B. EASTER has been a resident of the Columbia area for over twenty-one years. From 1987 to 1989, she was the co-owner of Anchor Continental Inc., a manufacturer of pressure-sensitive tape products for home and industry. Ms. Easter is presently self-employed, working for Greenleaf Enterprises, a company involved with investing, property management, auto restoration, vintage auto racing, antiques and collectibles. She received a B.S. degree in Nursing from the University of South Carolina in 1978. She was chairperson of the Greater Columbia Community Relations Council from 1993-94 and serves on the Board of Directors of the United Way and the Greater Columbia Chamber of Commerce.

         O. A. ETHRIDGE, D.M.D. practices children's dentistry in West Columbia, South Carolina. After graduating with a B. A. Degree in Science from Erskine College in Due West, South Carolina in 1965, Dr. Ethridge received a D.M.D. in 1971 from the University of Louisville School of Dentistry in Louisville, Kentucky. He became a pedodontist in 1974 after receiving a pedodontist specialty form children's Medical Center in Dayton, Ohio. Dr. Ethridge was born in Greenwood, South Carolina and currently resides in Lexington, South Carolina.

         W. JAMES KITCHENS, JR. is an investment consultant and certified public accountant. He received a B.S. degree in mathematics from The University of the South in 1984 and an M.B.A. degree from Duke University in 1986. He was born in Atlanta, George and was raised in Columbia, South Carolina where he currently resides.

         GEORGE H. FANN, JR., D.M.D. earned a B.S. degree from Clemson University in 1966 and a D.M.D. from the University of Louisville School of Dentistry in 1969. He currently practices dentistry in West Columbia, South Carolina and is Vice President of the South Carolina Academy of General Dentistry and a member of the Board of Directors of Lexington Medical Center in West Columbia, South Carolina. Additionally, Dr. Fann presently serves as a deacon of Riverland Hills Baptist Church.

         BROADUS THOMPSON graduated from the University of North Carolina with a B.A. degree in English in 1957. He did graduate work at Ohio State and served in the Army Reserve from 1954-1962. He was founder and president of Colonial Building Maintenance and Eastern Service Management Company. He served as officer and director of Guignard Brick Works for twenty years. Presently, he is president of Carolina Investment and Development Company (real estate development), officer and director of GTS Associates (real estate management), and managing partner or officer in various real estate syndications and corporations. He is an officer and director of Federal Services, Inc., a maintenance contractor for the federal government. He is a member of various civic and eleemosynary organizations.

         ANGELO L. TSIANTIS has been self-employed in the restaurant business for over forty-four years and is the President and owner of Triangle City Zesto, Inc. and Angelo's Zesto. He served in the U.S. Army for two years and attended the University of South Carolina. Mr. Tsiantis is past district governor and past president of Palmetto Chapter #284 of the Order of A.H.E.P.A., an educational organization for Americans of Hellenic origin.

         MITCHELL W. WILLOUGHBY has lived in Columbia, South Carolina since 1970 and is a partner of the law firm Willoughby and Hoefer, P.A. He received a B.S. degree in 1969 from Clemson University and a J.D. degree from the University of South Carolina in 1975, and is a member of numerous professional organizations, including the South Carolina Trial Lawyers Association, the American Bar Association, the American Trial Lawyers Association, and the Richland County Bar Association.

         DAVID K. PROCTOR has been Senior Vice President/Senior Credit Officer of the Company and the Bank since the Bank opened for business. Prior to joining the Company, he was the Vice President of credit and operations for Republic Leasing Company from May 1994 to June 1995. From 1987 to 1994, he held various positions with Republic National Bank, Columbia, South Carolina and most recently was Executive Vice President and Senior Credit Officer. He is a 1979 graduate of Clemson University with a B.S. in Business Administration.

         JOSEPH G. SAWYER has been Senior Vice President/Chief Financial Officer of the Company and the Bank since the Bank opened for business. Prior to joining the Company, he was Senior Vice President and General Auditor for the National Bank of South Carolina. He is a 1973 graduate of The Citadel with a B.A. in Political Science. He is a certified Public Accountant.

         KAY B. STEWART has been Vice President/Support Services and Human Resources since the Bank opened for business. Between August 1994 and August 1995 she was involved in the organization and start-up of the bank. She was Branch Administrator for Republic National Bank, Columbia, South Carolina from March 1990 to May 1994. She is a 1979 graduate of the University of South Carolina with a B. S. in Business Administration.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth for the fiscal year ended December 31, 1996, the cash compensation paid or accrued by the Company and the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the chief executive officer of the Company and the Bank. No executive officer of the Company or the Bank earned total compensation, including salary and bonus, for the fiscal year ended December 31, 1996, in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term       All Other
                                                                                          Compensation      Compensation
                                                          Annual Compensation                Awards         (1)
                                               ----------------------------------------------------------------------------
   Name and                                                                                Securities
   Principal                                                                               Underlying
   Position                            Year         Salary ($)(1)        Bonus ($)         Options (#)
   --------                            ----         -------------        ---------         -----------
Michael C. Crapps -                    1996            $90,000             $3,263              15,000             $10,250
Director, President,
and Chief Executive Officer
                                       1995             91,353             ------

                                       1994             53,655             ------              ------

----------------------
     (1)      Includes $1,250 club dues and an automobile allowance of $9,000.


STOCK OPTION EXERCISES AND GRANTS.

         The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------
                                     % OF TOTAL                                          POTENTIAL REALIZED VALUE AT
                                     OPTIONS/SARS                                         ASSUMED ANNUAL RATES OF
                        OPTIONS/     GRANTED TO         EXERCISE                         STOCK PRICE APPLICATION
                        SARS         EMPLOYEES IN       OR BASE                          FOR OPTION TERM (1)
                        GRANTED      FISCAL             PRICE           EXPIRATION       -------------------------
    NAME                  (#)        YEAR               ($/SHARE)          DATE          5% ($)            10%($)
 ----------             --------     -----------        ---------       ---------        ------            --------
Michael C. Crapps       15,000       34.9%              $10.00          3/04/06          $94,334           $239,061

(1) The dollar gains under these columns result from calculations using the identified growth rates and are not intended to forecast future price appreciation of First Community Corporation common stock.

                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                        Number of Securities                Value of Unexercised In-
                                                       Underlying Unexercised               the-Money Options/SARs
                         Shares            Value       Options/SARs at FY-End (#)             at FY-End ($)(1)
                         Acquired on      Realized      ---------------------------         --------------------------
Name                     Exercise (#)      ($)          Exercisable/Unexercisable           Exercisable/Unexercisable
----                     ------------      ------       ----------------------------        --------------------------
Michael C. Crapps           0               0              6,000/9,000                        $6,000/$9,000

(1)There is a limited market for the corporation's stock. The fair value of the stock has been estimated at $11.00 per share, which is the price most recently paid for purchases known to management during 1996.

COMPENSATION OF DIRECTORS

         At the December 17, 1996 Board of Directors meeting, the Board approved and implemented the payment of director's fees beginning in February, 1997 for directors of the Corporation. Fees are paid at the rate of $50.00 for attendance at each committee meeting and $75.00 for attendance at each Board meeting. Salaried officers do not receive these fees. There were no fees paid to directors in 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Michael C. Crapps has entered into an employment agreement with the Bank pursuant to which Mr. Crapps serves as the President and Chief Executive Officer of the Bank and the Company. The agreement provides for a starting salary of $90,000, to be reviewed by the Board of Directors at least annually and increased at its discretion. Mr. Crapps also participates in the Bank's management incentive program and is eligible to receive annual payments based upon achievement criteria established by the Board of Directors. Additionally, Mr. Crapps will participate in the Company's long-term equity incentive program and be eligible for grants of stock options, restricted stock, and other awards thereunder. Upon adoption of a stock option plan by the Company, Mr. Crapps was granted an option to purchase 15,000 shares of Common Stock, exercisable at $10.00 per share and vesting at the rate of 3,000 shares per year for five years or until Mr. Crapps is no longer employed by the Company or the Bank, whichever shall occur first (subject to accelerated vesting in the event of a change in control of the Company). The options have a term of ten years. Additionally, Mr. Crapps participates in the Bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy and reimbursement for automobile expenses, country club dues, and travel and business expenses.

         The employment agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without additional extension by notice of either party to the other.

         If the Company terminates Mr. Crapps' employment without cause or if Mr. Crapps' employment is terminated due to a sale, merger or dissolution of the Company or the Bank, the Company will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, the Company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the Company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

         In addition, the employment agreement provides that following termination of his employment with the Bank and for a period of twelve months thereafter, Mr. Crapps may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Richland or Lexington counties, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.

         James C. Leventis has entered into an employment agreement with the Bank pursuant to which Mr. Leventis serves as the Chairman of the Board of the Bank and the Company. The agreement provides for an annual salary of not less than $18,000 per year, increasing to not less than $25,000 per year upon the opening of the Bank, to be reviewed by the Board of Directors at least annually and increased at its discretion. Mr. Leventis also participates in the Bank's management incentive program and is eligible to receive annual payments based upon achievement criteria established by the Board of Directors. Additionally, Mr. Leventis will participate in the Company's long-term equity incentive program and be eligible for grants of stock options, restricted stock, and other awards thereunder. Upon adoption of a stock option plan by the Company, Mr. Leventis was granted an option to purchase 5,000 shares of Common Stock, exercisable at $10.00 per share and vesting at the rate of 1,000 shares per year for five years or until Mr. Leventis is no longer employed by the Bank, whichever shall occur first (subject to accelerated vesting in the event of a change in control of the Company). The option has a term of ten years. Additionally, Mr. Leventis participates in the Bank's retirement, welfare and other benefit programs and is entitled to reimbursement for travel and business expenses.

         The employment agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without additional extension by notice of either party to the other.

         If the Company terminates Mr. Leventis' employment without cause or if Mr. Leventis' employment is terminated due to a sale, merger or dissolution of the Company or the Bank, the Company will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, the Company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the Company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

         In addition, the employment agreement provides that following termination of his employment with the Bank and for a period of twelve months thereafter, Mr. Leventis may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Richland or Lexington counties, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned at March 3, 1997, by (a) each executive officer of the Company, (b) each director of the Company, (c) all executive officers and directors of the Company as a group, and (d) each person or entity known to the Company to own more than 5% of the outstanding Common Stock.

                                         AMOUNT AND NATURE
                                            OF BENEFICIAL         PERCENT OF
NAME OF BENEFICIAL OWNER                      OWNERSHIP          COMMON STOCK
------------------------                      ---------          ------------
Directors and Executive Officers:
Richard K. Bogan  (1)                          11,200                1.56%
William L. Boyd, III (1)                       12,200                1.70%
Thomas C. Brown (1)                            11,200                1.56%
Chimin J. Chao (1)                             13,668                1.90%
Robert G. Clawson (1)                          11,200                1.56%
Michael C. Crapps (2)                          16,100                2.24%
Hinton G. Davis (1), (5)                       29,167                4.06%
Anita B. Easter (1)                            11,200                1.56%
O.A. Ethridge (1)                              11,200                1.56%
George H. Fann, Jr. (1)                        28,200                3.93%
William A. Jordan (1)                          11,636                1.62%
W. James Kitchens, Jr. (1)                     16,200                2.26%
James C. Leventis  (3), (6)                    13,100                1.83%
Broadus Thompson (1)                           11,500                1.60%
Angelo L. Tsiantis (1)                         11,200                1.56%
Loretta R. Whitehead (1)                       11,200                1.56%
Mitchell M. Willoughby (1)                     12,200                1.70%
Executive officer and directors               253,821               35.37%
as a group (20 persons) (4)
OTHER SHAREHOLDERS OWNING MORE THAN           -------               ------
5%

-------------------------
(1) Includes 1,200 shares that the director has the right to acquire directly within 60 days pursuant to the exercise of stock options under the 1996 Stock Option Plan..
(2) Includes 6,000 shares that Mr. Crapps has the right to acquire directly within 60 days pursuant to the exercise of stock options under the 1996 Stock Option Plan.
(3) Includes 2,000 shares that Mr. Leventis has the right to acquire directly within 60 days pursuant to the exercise of stock options under the 1996 Stock Option Plan.
(4) Includes 29,600 shares that the officers and directors have the right to acquire directly or indirectly within 60 days pursuant to the exercise of stock options under the 1996 Stock Option Plan.
(5)      Includes 10,000 shares held by an investment company affiliate of Mr.
         Davis.
(6) Includes 11,000 shares held by an investment partnership affiliate of Mr. Leventis.
(7) Percentage is determined on the basis of 717,677 shares of common stock, those issued and outstanding plus shares subject to options held by the named individual for whom the percentage is calculated which are exercisable within the next sixty days as if outstanding, but treating shares subject to options held by others as not outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no agreements in existence or anticipated between any director or officer of the Bank or the Company relating to the premises, furnishings, equipment, fixtures, or any other property or service of the Bank or the Company. From time to time the Bank makes loans to directors and officers of the Bank and the Company. Management believes that all loans to any executive officer or director with an outstanding principal balance at any time since the Bank opened were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


         Among other Board committees, the Company has an audit committee, a human resources committee, and a executive committee. The Company's audit committee is composed of O. A. Ethridge, Hinton G. Davis and Broadus Thompson, and met three times during the year ended December 31, 1996. The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's response thereto. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

         The Company's human resources committee is responsible for establishing the compensation plans for the Company. Its duties include the development with management of all benefit plans for employees of the Company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met four times during the year ended December 31, 1996. The human resources committee is composed of James C. Leventis, Michael C. Crapps, William L. Boyd III, Thomas C. Brown and Angelo Tsiantis.

         The Company's executive committee is responsible for nominating individuals for election to the Company's Board of Directors. Membership on the executive committee changes annually. In 1996, the executive committee consisted of James C. Leventis, Michael C. Crapps, William L. Boyd, III, Robert G. Clawson, George H. Fann, Jr. and Mitchell M. Willoughby. The executive committee welcomes recommendations made by shareholders of the Company. Any recommendations for the 1998 Annual Shareholders' Meeting should be made in writing addressed to the executive committee of the Company's Board of Directors, 5455 Sunset Boulevard, Lexington, South Carolina 29072, and should be made prior to December 1, 1997.

         The Board of Directors of the Company held twelve meetings, and the Board of Directors of the Bank held twelve meetings, during the year ended December 31, 1996. All of the directors of the Company and the Bank attended at least 75% of such meetings and the meetings of each committee on which they served except for Hinton G. Davis, William A. Jordan, Broadus Thompson and Mitchell M. Willoughby.

                  COMPLIANCE WITH SECURITIES EXCHANGE ACT 1934

         Section 16 (a) of the Securities Exchange Act of 1934 requires a company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16 (a) forms they file. Although the Company became subject to these provisions in 1996, none of these reports were filed in 1996, including each executive officer's and director's initial report on Form 3 and the reports covering one additional transaction for each of George H. Fann, Jr., David K. Proctor, and Mitchell M. Willoughby. The Company is now in the process of assisting its executive officers and directors in filing such reports.



                                 ANNUAL REPORTS

         COPIES OF THE COMPANY'S 1996 ANNUAL REPORT ARE BEING MAILED TO ALL SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD AS OF MARCH 3, 1997, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO JOSEPH G. SAWYER, FIRST COMMUNITY BANK, 5455 SUNSET BOULEVARD, LEXINGTON, SOUTH CAROLINA 29072.


                                  OTHER MATTERS

         The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxy cards in accordance with their judgment on such matters.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        James C. Leventis
                                        Chairman of the Board

Lexington, South Carolina
March 17, 1997

                                                                 APPENDIX A

                           FIRST COMMUNITY CORPORATION

                              5455 SUNSET BOULEVARD
                         LEXINGTON, SOUTH CAROLINA 29072

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST COMMUNITY CORPORATION FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 1997 (THE "ANNUAL MEETING").

         The undersigned hereby appoints Michael C. Crapps and Joseph G. Sawyer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of First Community Corporation held of record by the undersigned on March 3, 1997, at the Annual Meeting, and at any adjournments thereof, on the following matters in the following manner:

1.       Election of Directors:

         [ ]   FOR all nominees                     [ ]  WITHHOLD AUTHORITY
               listed below                              to vote for all
               (except as marked to the                  nominees listed below
                to the contrary below)

            William L. Boyd, III, Chimin J. Chao, William A. Jordan,
                   James C. Leventis and Loretta R. Whitehead

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

             -------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified above. If no choice is specified, it will be voted for the election of the nominees listed above.

       PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.

Date:                   , 1997               ----------------------------------
     -------------------                        (Signature of Shareholder)

                                             ----------------------------------
                                                (Signature of Shareholder)

                                             ----------------------------------
                                                  (Please print names)

                                             NOTE: When signing as attorney,
                                             trustee, administrator, executor or
                                             guardian, please give your full
                                             title as such. If a corporation,
                                             please sign in full corporate name
                                             by President or other authorized
                                             officer. In the case of joint
                                             tenants, each joint owner must
                                             sign.